Exhibit 12
                                                                     Page 1 of 4

                   Elizabethtown Water Company & Subsidiary
               Computation of Ratio of Earnings to Fixed Charges



                                                         Three Months Ended
                                                              March 31,
                                                          1995         1994

                                                        ________     ________
EARNINGS:

Income before preferred stock dividends                 $3,652,633   $3,081,510
Federal income taxes                                     1,921,133    1,613,594
Interest charges                                         2,696,157    2,651,048

                                                       ___________  ___________

 Earnings available to cover fixed charges              $8,269,923   $7,346,152

                                                       ___________  ___________

                                                       ___________  ___________

FIXED CHARGES:

Interest on long-term debt                               2,693,561    2,693,373
Other interest                                             423,742        3,504
Amortization of debt discount - net                         80,889       76,978

                                                       ___________  ___________

Total fixed charges                                     $3,198,192   $2,773,855

                                                       ___________  ___________

                                                       ___________  ___________


Ratio of Earnings to Fixed Charges                            2.59         2.65

                                                       ___________  ___________

                                                       ___________  ___________




Earnings to Fixed Charges represents the sum of Income Before Preferred Stock Dividends, Federal income taxes and Interest Charges (which is reduced by Allowance for Debt Funds Used During Construction), divided by Fixed Charges. Fixed Charges consist of interest on long and short-term debt (which is not reduced by Allowance for Debt Funds Used During Construction), and Amortization of debt discount.






                                                                     Exhibit 12
                                                                     Page 2 of 4

                   Elizabethtown Water Company & Subsidiary
               Computation of Ratio of Earnings to Fixed Charges



                                                          Twelve Months Ended
                                                              March 31,
                                                          1995         1994

                                                        ________     ________
EARNINGS:

Income before preferred stock dividends                $14,794,265  $15,277,050
Federal income taxes                                     7,721,534    8,222,682
Interest charges                                        10,447,169   11,183,319

                                                       ___________  ___________

 Earnings available to cover fixed charges             $32,962,968  $34,683,051

                                                       ___________  ___________

                                                       ___________  ___________

FIXED CHARGES:

Interest on long-term debt                              10,774,196   11,316,038
Other interest                                             595,745       55,900
Amortization of debt discount - net                        323,557      247,164

                                                       ___________  ___________

Total fixed charges                                    $11,693,498  $11,619,102

                                                       ___________  ___________

                                                       ___________  ___________

Ratio of Earnings to Fixed Charges                            2.82         2.99

                                                       ___________  ___________

                                                       ___________  ___________




Earnings to Fixed Charges represents the sum of Income Before Preferred Stock Dividends, Federal income taxes and Interest Charges (which is reduced by Allowance for Debt Funds Used During Construction), divided by Fixed Charges. Fixed Charges consist of interest on long and short-term debt (which is not reduced by Allowance for Debt Funds Used During Construction), and Amortization of debt discount.






                                                                     Exhibit 12
                                                                     Page 3 of 4

                   Elizabethtown Water Company & Subsidiary
               Computation of Ratio of Earnings to Fixed Charges
                           and Preferred Dividends


                                                         Three Months Ended
                                                              March 31,
                                                          1995         1994

                                                        ________     ________
EARNINGS:

Income before preferred stock dividends                 $3,652,633   $3,081,510
Federal income taxes                                     1,921,133    1,613,594
Interest charges                                         2,696,157    2,651,048

                                                       ___________  ___________

 Earnings available to cover fixed charges              $8,269,923   $7,346,152

                                                       ___________  ___________

                                                       ___________  ___________

FIXED CHARGES AND
 PREFERRED DIVIDENDS:

Interest on long-term debt                               2,693,561    2,693,373
Preferred dividend requirement (1)                         310,163      379,806
Other interest                                             423,742        3,504
Amortization of debt discount - net                         80,889       76,978

                                                       ___________  ___________

Total fixed charges                                     $3,508,355   $3,153,661

                                                       ___________  ___________

                                                       ___________  ___________

Ratio of Earnings to Fixed Charges
 and Preferred Dividends                                      2.36         2.33

                                                       ___________  ___________

                                                       ___________  ___________

(1) Preferred Dividend Requirement:

Preferred dividends                                       $203,250     $249,267
Effective tax rate                                           34.47%       34.37%

                                                       ___________  ___________
Preferred dividend requirement                            $310,163     $379,806

                                                       ___________  ___________

                                                       ___________  ___________




Earnings to Fixed Charges and Preferred Dividends represents the sum of Income Before Preferred Stock Dividends, Federal income taxes and Interest Charges (which is reduced by Allowance for Debt Funds Used During Construction), divided by Fixed Charges. Fixed Charges and Preferred Dividends consist of interest on long and short-term debt (which is not reduced by Allowance for Debt Funds Used During Construction), dividends on Preferred Stock on a pre-tax basis and Amortization of debt discount.






                                                                     Exhibit 12
                                                                     Page 4 of 4

                   Elizabethtown Water Company & Subsidiary
               Computation of Ratio of Earnings to Fixed Charges
                           and Preferred Dividends


                                                          Twelve Months Ended
                                                              March 31,
                                                          1995         1994

                                                        ________     ________
EARNINGS:

Income before preferred stock dividends                $14,794,265  $15,277,050
Federal income taxes                                     7,721,534    8,222,682
Interest charges                                        10,447,169   11,183,319

                                                       ___________  ___________

 Earnings available to cover fixed charges             $32,962,968  $34,683,051

                                                       ___________  ___________

                                                       ___________  ___________

FIXED CHARGES AND
 PREFERRED DIVIDENDS:

Interest on long-term debt                              10,774,196   11,316,038
Preferred dividend requirement (1)                       1,229,691    1,594,781
Other interest                                             595,745       55,900
Amortization of debt discount - net                        323,557      247,164

                                                       ___________  ___________

Total fixed charges                                    $12,923,189  $13,213,883

                                                       ___________  ___________

                                                       ___________  ___________

Ratio of Earnings to Fixed Charges
 and Preferred Dividends                                      2.55         2.62

                                                       ___________  ___________

                                                       ___________  ___________

(1) Preferred Dividend Requirement:

Preferred dividends                                       $808,030   $1,036,767
Effective tax rate                                           34.29%       34.99%

                                                       ___________  ___________
Preferred dividend requirement                          $1,229,691   $1,594,781

                                                       ___________  ___________

                                                       ___________  ___________




Earnings to Fixed Charges and Preferred Dividends represents the sum of Income Before Preferred Stock Dividends, Federal income taxes and Interest Charges (which is reduced by Allowance for Debt Funds Used During Construction), divided by Fixed Charges. Fixed Charges and Preferred Dividends consist of interest on long and short-term debt (which is not reduced by Allowance for Debt Funds Used During Construction), dividends on Preferred Stock on a pre-tax basis and Amortization of debt discount.
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